UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

MVP REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-180741	45-4963335
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 West Sunset Road, Suite 240, Las Vegas, NV		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to the form 8-K for MVP REIT, Inc filed with the Securities and Exchange Commission on April 12, 2107 (the "Form 8-K"), is to correct the date the board of directors met to set the new NAV.

This Amendment No. 1 does not otherwise change or update the information in the Form 8-K as originally filed.

Item 7.01 Regulation FD Disclosure

Estimated Value Per Share

On April 11, 2017, the board of directors of MVP REIT, Inc., a publicly registered non-traded real estate investment trust incorporated under the laws of Maryland (the "Company"), determined that the Company's estimated net asset value  ("NAV") was approximately $102.3 million or $9.32 per common share as of March 30, 2017.  Shares in the initial public offering were sold at $9.00 per share.  Last year, the board of directors determined that the NAV  was $9.14 per common  as of March 30, 2016, which value has been used since April 11, 2016 for purposes of effectuating permitted redemptions of the Company's common stock and issuing shares pursuant to the Company's distribution reinvestment plan.  In determining an estimated value per share of the Company's common stock, the Company's board of directors relied upon information provided by MVP Realty Advisors, LLC, the Company's advisor and the board's experience with, and knowledge of, the Company's real property and other assets.

The Company is providing the estimated value per share to assist broker-dealers and stockholders pursuant to certain rules of the Financial Industry Regulatory Authority, Inc., or FINRA. The objective of the board of directors in determining the estimated value per share was to arrive at a value, based on recent available data, that it believed was reasonable based on methods that it deemed appropriate after consultation with the Advisor. Accordingly, the Company's Advisor performed the valuation of the Company's common stock using as a guide Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association in April 2013 . The estimated value per share is based on (x) the estimated value of the Company's assets less the estimated value of the Company's liabilities divided by (y) the number of outstanding shares of the Company's common stock, all as of March 30, 2017.

Starting April 11, 2017, the NAV of $9.32 per common share will be used for purposes of effectuating permitted redemptions of our common stock and issuing shares pursuant to our distribution reinvestment plan.

Valuation Summary

The following is a summary of the valuation methods used on the Company's assets and liabilities, and the results of the valuation.

Real Estate Investments. As of March 30, 2017, the Company had ownership interests in 31 parking assets. The Company's board of directors determined the fair value of the Company's investments in parking assets to be $158.1 million as of that date. This determination was based on appraisals of the fair value of the Company's investments in parking assets as of that date.  The Company engaged Parking Property Advisors, LLC, an independent third party valuation firm, to provide it with a valuation analysis for 29 of the properties, the other two properties not valued by the firm were purchased in November 2016 and January 2017 and were valued based on the appraisals at the time of purchase and management's internal estimate.  Property Parking Advisors, LLC engaged the following Appraisal Institute members to value the parking assets:

Appraisal Firm	# of appraisals
CBRE	1
Colliers International Valuation & Advisory Services	7
Integra Realty Resources	12
Jll Valuation & Advisory Services	7
Valbridge	2

In determining the market value of the parking assets, Property Parking Advisors considered typical approaches to value in developing and justifying the respective value conclusions namely, the Sales Comparison and Income Capitalization Approaches. The Cost Approach was employed for one structured parking facility. Land values were also prepared on the respective properties. A Sales Comparison approach was employed for the four parking garages. The predominant valuation approach was the income approach with significant analysis provided on the contract rent paid by the operator. Specific expenses were based on local custom (property taxes) as well as the terms of the operator agreement. Of note, most of the income approach value indications were based on the use of the direct capitalization approach; four surface lots were based on a discounted cash flow where the property's surface lot was anticipated to represent a defined interim use.

Other Assets and Liabilities. The board then reviewed with its Advisor the Company's other assets and liabilities, consisting primarily of cash and cash equivalents, restricted cash, deferred costs, accounts receivable, and prepaid expenses and other assets. These other assets and liabilities, as record in the balance sheet per US GAAP, were considered by the board of directors to equal to fair value as of March 30, 2017.

Estimated Value Per Share. The estimated value per share was based upon 10,978,745 shares of the Company's common stock outstanding as of March 30, 2017.  Although the estimated value per share has been developed as a measure of value as of March 30, 2017,  the estimated value per share does not reflect (i) a liquidity discount for the fact that the shares are not currently traded on a national securities exchange and the Company's share repurchase program provides only limited liquidity , (ii) a discount for the non-assumability or prepayment obligations associated with certain of the Company's debt, or (iii) a discount for the Company's corporate level overhead.

The following table presents how the estimated value per share was determined as of March 30, 2017:

Investments in parking assets, net	$158,169,281
Cash, cash equivalents and restricted cash	4,018,000
Other assets	938,000
Total Assets	$163,125,281

Notes payable & Line of Credit	$(60,005,794)
Other current liabilities	(831,000)
Total Liabilities	$(60,836,794)

Net Asset Value	102,288,488

Common stock outstanding	10,978,745

Estimated value per share ("NAV")	$9.32

Limitations of Valuation Method. FINRA rules provided limited guidance on the methods an issuer must use to determine its estimated value per share. As with any valuation method, and as noted above, the methods used to determine the Company's estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The estimated value per share determined by the Company's board of directors is not a representation, warranty or guarantee that, among other things:

•	a stockholder would be able to realize the estimated value per share if such stockholder attempts to sell his or her shares;
•
a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of the Company's assets and settlement of the Company's liabilities or if the Company were sold;

•	shares of the Company's common stock would trade at the estimated value per share on a national securities exchange;
•	a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of the shares of the Company's common stock; or
•
the methods used to determine the estimated value per share would be acceptable to FINRA, the SEC, any state securities regulatory entity or the Department of Labor with respect to their respective requirements.

Further, the estimated value per share was calculated as of a particular moment in time and the value of the Company's shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets, developments related to individual assets and changes in the real estate and capital markets.

Forward-Looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  The Registrant intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act and Section 21E of the Exchange Act.  These statements include statements regarding the intent, belief or current expectations of the Registrant and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions.  Further, forward-looking statements speak only as of the date they are made, and the Registrant undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.  Actual results may differ materially from those contemplated by such forward-looking statements.  These statements depend on factors such as: projected cash flows; expected cash flow discount rates, terminal discount rates, terminal capitalization rates; future economic, competitive and market conditions; the Registrant's ability to maintain occupancy levels and lease rates at its real estate properties; and other risk factors as outlined in the Registrant's annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the SEC.  Actual events may cause the value and returns on the Registrant's investments to be less than that used for purposes of the Registrant's estimated value per share.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVP REIT, INC.

Date: April 12, 2017	By:	/s/ Michael V. Shustek
	Name	Michael V. Shustek
	Title:	Chief Executive Officer